Exhibit 99.1

FOR IMMEDIATE RELEASE

THE CHEESECAKE FACTORY PROVIDES BUSINESS UPDATE

CALABASAS HILLS, Calif., – June 2, 2020 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today provided a business update given the ongoing COVID-19 pandemic.

The Company began to reopen dining rooms across its concepts the second week of May. As of today, approximately 25% of the Company’s restaurants across its concepts, including 34 Cheesecake Factory restaurants, have reopened dining rooms with limited capacity in accordance with local mandates.

The reopened Cheesecake Factory restaurants have recaptured, on average, approximately 75% of prior year sales levels, reflecting continued strength in off-premise sales and building dine-in business. For The Cheesecake Factory restaurants that are continuing to operate an off-premise only model at present, current weekly off-premise sales would equate to nearly $4 million per unit on an annualized basis, on average. Fiscal second quarter to-date through May 31, 2020 comparable sales at The Cheesecake Factory restaurants are down approximately 63%, including the impact of 87 full or partial closures due to demonstrations across the United States this past weekend.

The Company expects to have approximately 65% of dining rooms across its concepts that closed due to COVID-19 reopened with limited capacity by mid-June, including an anticipated 124 Cheesecake Factory restaurants, subject to any closures due to further demonstrations and other factors related to the ongoing COVID-19 pandemic.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 294 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within the Fox Restaurant Concepts subsidiary. Internationally, 26 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2020, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the seventh consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

From FORTUNE. ©2020 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Licensee.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding second quarter to-date comparable restaurant sales, continued strength in off-premise sales, building dine-in business, annualized off-premise sales per unit and restaurant dining room reopening plans. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 outbreak and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; demonstrations and potential damage to or closure of the Company’s restaurants; political unrest and potential reputational damage to the Company or any of its brands; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off-and on-premise dining; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully continue its lease arrangements with landlords; unanticipated costs that may arise due to a return to normal course of business including potential negative impacts from furlough actions; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; compliance with debt covenants; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risk, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

Contacts:

Investors

The Cheesecake Factory Incorporated

Stacy Feit

(818) 871-3000

investorrelations@thecheesecakefactory.com

Media

Berk Communications

Marisa Carstens

(917) 328-4725

cheesecake@berkcommunications.com

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100